EXHIBIT 4.15




                          FIRST SUPPLEMENTAL INDENTURE


                          Dated as of October 17, 2002

                                       to

                                    INDENTURE

                          Dated as of November 1, 1993

                                     between

                         PHILLIPS-VAN HEUSEN CORPORATION

                                       AND

                        THE BANK OF NEW YORK, AS TRUSTEE


                                  $100,000,000

                           7 3/4% Debentures Due 2023



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         This FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of October 17, 2002, is entered into by and between Phillips-Van Heusen Corporation, a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee") for the Holders.

                              W I T N E S S E T H:

         WHEREAS, the Company and the Trustee have entered into that certain Indenture dated as of November 1, 1993 (the "Indenture") which provides for, among other things, the issuance by the Company of 7 3/4% Debentures due 2023; and

         WHEREAS, the Company and certain of its affiliates, as co-borrowers are entering into a senior secured credit facility with JPMorgan Chase Bank, as administrative agent (the "Agent") for certain other financial institutions from time to time party thereto (the "Lenders"), and the Lenders, pursuant to which, among other things, the Lenders will make certain loans and other financial accommodations to the Company and the other co-borrowers on the terms and conditions set forth therein (the "Indebtedness") and the Company and its Subsidiaries will grant to the Agent and the Lenders certain liens upon and a security interest in certain assets of the Company and its Subsidiaries (the "Encumbered Assets") to secure the Indebtedness thereunder (the "Senior Lender Liens"); and

         WHEREAS, the granting of the Senior Lender Liens is permitted by
Section 1008 of the Indenture, provided that the Company and its Subsidiaries grant to the Trustee, on behalf of the Holders, liens on and security interests in the Encumbered Assets, in order to secure the Securities on an equal and ratable basis with the Indebtedness; and

         WHEREAS, Section 901(3) of the Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Indenture without the consent of the Holders for, among other things, the purpose of securing the Securities as required pursuant to Section 1008 of the Indenture; and

         WHEREAS, the parties hereto desire to enter into this Supplemental Indenture in accordance with Section 901(3) of the Indenture; and

         WHEREAS, the Company has been duly authorized by its Board of Directors to enter into, execute and deliver, and hereby authorizes and directs the Trustee on behalf of the Holders to execute and deliver, this Supplemental
Indenture:

         NOW, THEREFORE, for and in consideration of the premises and covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Trustee agree as follows:

SECTION 1. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.


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SECTION 2. The Trustee hereby acknowledges the granting of the liens upon and security interests in the Encumbered Assets as collateral security for the payment of principal and interest and all other amounts due and owing pursuant to the terms of the Outstanding Securities on an equal and ratable basis with the Senior Lender Liens until such time as the Indebtedness has been paid in full and all commitments of the Agent and the Lenders have terminated and, in connection herewith, the Trustee hereby agrees on behalf of the Holders and upon the direction of the Company to execute and deliver that certain Omnibus Pledge and Security Agreement dated of even date herewith by and among the Company and certain of its affiliates, the Agent and the Trustee (the "Security Agreement"), pursuant to which the liens on and security interests in the Encumbered Assets referred to herein shall be granted to the Trustee, on behalf of the Holders. Upon the payment in full of all Indebtedness and the termination of all commitments of the Agent and the Lenders, and in the event of a termination of any Senior Lender Liens, the Trustee hereby agrees to release the all liens and security interests granted pursuant to the Security Agreement on the same terms and conditions as the Agent.

SECTION 3. The Company hereby consents to the granting of the liens upon and security interests in the Encumbered Assets as collateral security for the payment of principal and interest and all other amounts due and owing pursuant to the terms of the Outstanding Securities on an equal and ratable basis with the Senior Lender Liens until such time as the Indebtedness has been paid in full and all commitments of the Agent and the Lenders have terminated and, in connection herewith, authorizes the Trustee to enter into the Security Agreement for the sole purpose of granting to the Trustee collateral security for the payment of principal and interest and all other amounts due and owing pursuant to the terms of the Outstanding Securities on an equal and ratable basis with the Senior Lender Liens, in accordance with the terms of the Indenture.

SECTION 4. Except as expressly supplemented by this Supplemental Indenture, the Indenture and the Securities issued thereunder are in all respects ratified and confirmed and all of the rights, remedies, terms, conditions, covenants and agreements of the Indenture and the Securities issued thereunder shall remain in full force and effect.

SECTION 5. This Supplemental Indenture is executed and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that governs the Indenture and its construction.

SECTION 6. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes; but such counterparts shall together be deemed to constitute but one and the same instrument.

SECTION 7. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Supplemental Indenture may refer to the Indenture without making specific reference to this Supplemental Indenture, but


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nevertheless all such references shall include this Supplemental Indenture unless the context otherwise requires.

SECTION 8. This Supplemental Indenture shall be deemed to have become effective upon the date first written above.

SECTION 9. In the event of a conflict between the terms of this Supplemental Indenture and the Indenture, this Supplemental Indenture shall control.

SECTION 10. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recital contained herein, all of which recitals are made solely by the Company.

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                             signature page follows]



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         IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the day and year first set forth above.


                                  PHILLIPS-VAN HEUSEN CORPORATION


                                  By: /s/ Pamela N. Hootkin
                                      --------------------------------
                                  Name:  Pamela N. Hootkin
                                  Title: Vice President


                                  THE BANK OF NEW YORK, as Trustee


                                  By: /s/ Ming Shiang
                                      --------------------------------
                                  Name:  Ming Shiang
                                  Title: Vice President